Exhibit 99.1

Verano Files Court Response Seeking Full Trial and Rejecting Goodness Growth’s Damages Claim

Expects Full Trial in 2026 Should the Court Reject Goodness Growth’s Request for Summary Determination

CHICAGO, June 20, 2024 – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”) announced that it has filed a Notice of Application with the Supreme Court of British Columbia, Canada (the “Court”) in its ongoing litigation with Goodness Growth Holdings, Inc. (“Goodness Growth”). Verano is seeking dismissal of Goodness Growth’s request to have the Court determine the highly fact-driven lawsuit by summary determination which would deny Verano due process and the fairness afforded by a full trial on the merits of the case. While Goodness Growth’s filings with the Court may have been fit to bolster Goodness Growth’s public statements and press releases, Verano considers Goodness Growth’s application to the Court to be no more than an effort to sway public opinion and put forward a baseless and irresponsible damages calculation in an attempt to create false hope for its investors.

Verano denies Goodness Growth’s unfounded damages claim and is requesting that the Court exclude from the evidence Goodness Growth’s damages report in its entirety. The report forms the basis of the claim amount and is a careless effort to support the senseless figure. Among other substantial and fundamental issues, the author of the report is not qualified to give a valuation opinion, the report is based on speculation and biased assumptions not supported by evidence, and lacks basic elements and substance required by Canadian legal standards.

On May 1, 2024, Goodness Growth proclaimed that it will be changing its corporate name to Vireo as part of its “CREAM & Fire strategy,” and therefore, Goodness Growth will be referred to hereinafter as “Vireo.”

This litigation arose from an Arrangement Agreement entered into by Verano and Vireo on January 31, 2022, pursuant to which Verano would acquire Vireo subject to the terms and conditions of the Arrangement Agreement, by means of a stock-for- stock transaction (the “Arrangement”). Due to multiple breaches by Vireo and its Board of Directors (the “Vireo Board”), including their knowing and intentional refusal and failure to take certain actions, Verano exercised its several rights to terminate the Arrangement Agreement on October 13, 2022. Vireo accepted the termination but filed suit against Verano on October 21, 2022, alleging unspecified damages. On November 14, 2022, Verano filed a counterclaim against Vireo seeking the $14.875 million termination fee expressly owed to Verano under the terms of the Arrangement Agreement. On May 2, 2024, Vireo filed a notice of application for summary trial seeking to have the Court decide the case on an expedited schedule, claiming urgency for a final determination due to Vireo’s distressed financial condition and danger of receivership.

In its Notice of Application, Verano sets forth reasons why this case is clearly not suitable for summary determination, numerous grounds for Verano’s rightful termination of the Arrangement, and reasons why Vireo’s damages claim and supporting report should be rejected by the Court. Specifically, Verano provides for the following in its filings with the Court:

●	Verano had the right to terminate the Arrangement because Vireo’s Board refused to reaffirm and update its qualified, outdated recommendation to Vireo’s shareholders to approve the Arrangement, where such refusal could be reasonably interpreted to mean that the Vireo Board no longer unanimously supported the Arrangement. The Vireo Board recommendation determination made as of, and qualified by, January 31, 2022, was based on outdated fairness opinions using a $413 million valuation and gave no consideration to the change in circumstances over the subsequent eight months, including the substantial decline in value to Vireo shareholders to approximately $182 million.

●	Verano was acutely concerned that Vireo was materially misleading the Vireo shareholders and was exposing Verano, as the acquirer, to significant risk of shareholder litigation and economic risk if the Arrangement was consummated, particularly in the United States. Verano believed that Vireo had made material misstatements and omissions in its public filings and press releases regarding the Vireo Board’s recommendation and the fairness opinions on which it was relying, as well as other material matters facing Vireo.

●	Vireo did not fulfill its contractual obligations honestly and in good faith. Among other occurrences, Vireo intentionally withheld from Verano a letter from a Vireo shareholder’s legal counsel threatening to oppose the Court’s approval of the Arrangement unless Vireo addressed the outdated and misleading fairness opinions and Vireo Board process which were the same concerns raised by Verano that Vireo refused to remedy. Verano first learned of the letter 16 months later when it was produced through the discovery process in this litigation.

●	Despite Verano’s objections and concerns, Vireo filed materials with the Court seeking an interim order regarding the Arrangement which expressly sought a declaration that the disclosure to Vireo’s shareholders and Vireo’s Board recommendation were adequate. However, Vireo did not disclose to the Court that Verano had objected to the disclosure numerous times and requested that the Vireo Board reaffirm its recommendation nor did Vireo disclose to the Court that it had received notice from a shareholder regarding the outdated and inadequate disclosures in its proxy statement.

●	As of October 2022, the completion of the construction of Vireo’s Johnstown, New York cultivation facility continued to be substantially delayed from the original completion date of May 2022 to a new target date of the first quarter of 2023, almost a year later with no assurances. As of March 2024, construction of the Johnstown facility was still not complete. On April 1, 2024, Vireo publicly announced that it intended to sell its New York assets, including the Johnstown facility, and as part of the sale, the buyer was required to invest an additional $20 million in financing to complete the facility. Cost overruns and further delays caused Verano to have serious concerns about the project and Vireo’s management.

●	As of October 2022, legislation in Minnesota permitting the sale of hemp-derived THC-infused products for recreational use was described by Vireo in a lawsuit it filed against Minnesota regulators as a “sea change” that “has caused and will cause Vireo to lose patients, revenue and profit.” Vireo challenged the constitutionality of the legislation on the grounds that it unfairly discriminated against Vireo, which derived 51% of its revenues and substantial profits from Minnesota. Verano had serious concerns given Vireo management’s own assessment of the Minnesota legislation’s material adverse impact on Vireo’s revenues, profits and financial condition.

●	Vireo breached numerous covenants in the Arrangement giving rise to another separate and independent right for Verano to terminate as the breaches were knowing and intentional and thus deemed to be incurable.

●	Verano also had additional independent and separate grounds for termination of the Arrangement Agreement based on breaches of Vireo’s representations and warranties and among other material adverse events, Minnesota legislation; the cost overruns and delays in the construction of the Johnstown, New York cultivation facility; and the material misrepresentations in Vireo’s press releases and in its public filings.

The foregoing is a general summary only of matters addressed by the Notice of Application. Verano encourages readers to review the Notice of Application in full when it becomes available on the Supreme Court of British Columbia, Canada website at https://justice.gov.bc.ca/cso/index.do.

The Court has set August 27 and 28, 2024 as the hearing dates for Verano’s application. If Verano prevails and the litigation proceeds to a full trial on the merits, Verano believes the trial will likely be scheduled for the spring or summer of 2026 based on the Court’s current calendar. Verano looks forward to an opportunity to present its case on the merits at a full trial.

About Verano

Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 13 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at Verano.com.

Contacts:

Media

Verano

Steve Mazeika

Vice President, Communications

Steve.Mazeika@verano.com

312-348-4430

Investors

Verano

Julianna Paterra, CFA

Vice President, Investor Relations

investors@verano.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023, its quarterly report on Form 10-Q for the quarter ended March 31, 2024 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The Company makes no assurances and cannot predict the outcome of all or any part of the on-going litigation with Goodness Growth referenced in this press release, including whether the Company will prevail on its Notice of Application and its counterclaim, or whether Goodness Growth will prevail on its claim for damages against the Company. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

##